ARTICLES OF AMENDMENT TO
                           SEPTEMBER PROJECT II CORP.

                  THE UNDERSIGNED, being the sole director and president of September Project II, Corp., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME


         1. The name of this corporation shall be ValuSales.com., Inc.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on December 1, 1999 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on December 1, 1999.

/s/ Eric P. Littman
--------------------
Eric P.  Littman, President and Sole Director



                                    The foregoing instrument was acknowledged
                           before me on December 1, 1999 by Eric P. Littman who is personally known to me.


                /s/Notary Public
                --------------------------------
                Notary Public



My commission expires: